                                                               EXHIBIT 10.9


                            STOCK OPTION AGREEMENT


THIS AGREEMENT is made as of the        day of             , 199   .

BETWEEN:

           GEOGRAPHICS, INC.

           (hereinafter referred to as the "Company")

                                                           OF THE FIRST PART

AND:

           (hereinafter referred to as the "Optionee")

                                                          OF THE SECOND PART

WHEREAS:

A. The Optionee, is a director or employee of the Company or its wholly-owned subsidiary, or an employee of a company providing management services to the Company, as the case may be.

B. The Company wishes to grant the Optionee an option to purchase common shares in the capital of the Company.

C. The Company's shares are listed and posted for trading on The Toronto Stock Exchange.

           NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 given by the Optionee to the Company, (the receipt of which is hereby acknowledged by the Company), the parties hereto agree as follows:

1. The Company hereby grants the Optionee an option to purchase a total of ___________ common shares in its capital (the "Option") at a price of $_______ Cdn. per share exercisable on or before _________________ (the "Expiry Date").

2.         In order to exercise the Option, the Optionee shall, before 5 p.m.
on the Expiry Date, give notice to the Company of the Optionee's intention to exercise the Option in whole or in part, such notice to be accompanied by cash, bank draft, money order, or certified cheque, payable to the Company, in the appropriate amount.

3. Notwithstanding anything herein to the contrary, the exercise of the options granted hereunder will be subject to the Optionee obtaining the prior consent to the exercise by the directors of the Company, which consent shall not be unreasonably withheld; it being understood that the rights granted hereunder are granted as an incentive for future performance.

4.         If the Optionee:

      (a) dies prior to the expiration of the Option, the Optionee's legal representative may, within one (1) year from the Optionee's death and prior to the Expiry Date of the Option, exercise that portion of the Option which remains outstanding after which time the Option shall terminate; and

      (b) ceases to act as a director or employee of the Company or its wholly-owned subsidiary or as an employee of a Company providing management services to the Company for any reason other than the Optionee's death, the Option shall terminate thirty (30) days after the date of such cessation.

5. If the issued and outstanding common shares in the capital of the Company are at any time changed by subdivision, consolidation, re-division, reduction in capital, reclassification or recapitalization (such changes are herein called collectively "Capital Alterations"), not including any issuance of additional shares for consideration, the Option shall be adjusted as follows:

      (a) The number and class of shares in respect of which the Option is granted shall be adjusted in such a manner as to parallel the change created by the Capital Alterations in the class and total number of the issued and outstanding common shares; and

      (b) The exercise price of each share in respect of which the Option shall operate shall be increased or decreased proportionately, as the case may require, so that upon exercising the Option the same proportionate shareholdings at the same aggregate purchase price shall be acquired after such Capital Alterations as would have been acquired before the Capital Alterations.

6. The Option granted is personal to the Optionee and may not be assigned or transferred in whole or in part.

7. This Agreement constitutes and expresses the whole agreement of the parties with reference to the appointment of the Optionee and with reference to any of the matters or things herein discussed or mentioned with reference to such appointment, all promises, representations and understandings relative thereto being merged herein.

8. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia.

9. This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.

           IN WITNESS WHEREOF the parties hereto executed this Agreement as of the date first above written.

THE COMMON SEAL OF                          )
GEOGRAPHICS, INC.                           )
was hereunto affixed in the presence of:    )                     c/s
                                            )
____________________________________________)
Authorized Signatory                        )
                                            )
____________________________________________)
Authorized Signatory                        )
                                            )
SIGNED, SEALED AND DELIVERED                )
by the Optionee in the presence of:         )
                                            )
_____________________________________       )        _________________________
Name                                        )        NAME:
                                            )
_____________________________________       )
Address                                     )
                                            )
_____________________________________       )
Occupation                                  )